UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2019

IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E

Brooklyn, NY 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTCQX Marketplace

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)	Resignation of Independent Registered Public Accounting Firm.

On July 22, 2019, Manuel Reina CPA, the independent registered public accounting firm of IEH Corporation (the “Company”) notified the Company that he intended to resign as the Company’s independent registered public accounting firm, effective not later than August 14, 2019.

The reports of Manuel Reina CPA on the Company’s financial statements for the fiscal years ended March 29, 2019 and March 30, 2018 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended March 29, 2010 and March 30, 2018, respectively, and through August 14, 2019, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Manuel Reina CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Manuel Reina CPA would have cause Manuel Reina CPA to make reference thereto in his reports.

During the fiscal years ended March 29, 2019 and March 30, 2018, respectively, and through August 14, 2019, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

The Company provided Manuel Reina CPA with a copy of the disclosures it is making in this Item 4.01(a) of this Current Report on Form 8-K. The Company requested that Manuel Reina CPA furnish to it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above (in response to Item 304(a) of Regulation S-K), and, if not, stating the respects in which it does not agree. A copy of Manuel Reina’s letter dated August 14, 2019 is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On July 22, 2019, the Audit Committee of the Board of Directors of the Company approved the engagement of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, subject to negotiating and execution of an acceptable engagement agreement between Marcum and the Company for the fiscal year ending March 27, 2020. On August 14, 2019, Marcum and the Company executed an engagement agreement pursuant to which Marcum would provide to the Company auditing services for the fiscal year ended March 27, 2020.

During the fiscal years ended March 29, 2019 and March 30, 2018, and through August 14, 2019, neither the Company nor anyone on its behalf consulted Marcum regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1) (iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01            Financial Statement and Exhibits.

(c)	Exhibits

16.1       Letter of Manuel Reina CPA, dated August 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Robert Knoth
Name: Robert Knoth
Title: Chief Financial Officer
Date: August 16, 2019

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